Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 11, 2008, is entered into by and among Jamba, Inc., a Delaware corporation (the “Company”), and the lenders listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. In connection with that certain Financing Agreement, dated as of even date herewith, by and among the Company, Jamba Juice Company, Victory Park Management, LLC, as administrative agent and collateral agent, and the Buyers (the “Financing Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Financing Agreement, to issue and sell on the date hereof to each Buyer certain shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

B. To induce the Buyers to execute and deliver the Financing Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

C. This Agreement constitutes a Transaction Document (as defined in the Financing Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) “Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

(b) “Effectiveness Deadline” means the date that is ninety (90) days from the Filing Deadline or, if there is a full review of the applicable Registration Statement by the SEC, the date that is one hundred and twenty (120) days from the Filing Deadline.

(c) “Filing Deadline” means the date that is thirty (30) days from the Demand Date (as defined in Section 2(a)) or, in the event that Form S-3 is not available to the Company for the registration of the resale of Registrable Securities hereunder, the date that is forty-five (45) days from the Demand Date.

(d) “Investor” means a Buyer, any permitted transferee of the shares of Common Stock to whom a Buyer assigns its rights under this Agreement in accordance with the provisions of this Agreement (including but not limited to Section 9) and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any permitted transferee thereof to whom a transferee of the shares of Common Stock assigns its rights under this Agreement in accordance with the provisions of this Agreement (including but not limited to Section 9) and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(e) “register,” “registered” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(f) “Registrable Securities” means (i) all of the shares of Common Stock issued under the Financing Agreement and (ii) any shares of capital stock issued or issuable in exchange for or with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange, adjustment or similar event or otherwise.

(g) “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

(h) “Registration Eligibility Period” means (i) in the event of a payment of the Notes in full prior to the three month anniversary of the date hereof, the period between the date the Notes are paid in full and such three month anniversary or (ii) at any time after the six month anniversary of the date hereof if the Investors are not able to sell or transfer their Registrable Securities without restriction under Rule 144 (or successor thereto) promulgated under the 1933 Act.

(i) “Required Holders” means the holders of at least seventy percent (70%) of the Registrable Securities.

(j) “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(k) “SEC” means the United States Securities and Exchange Commission.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement.

2. REGISTRATION.

(a) Mandatory Registration. At any time during a Registration Eligibility Period, upon the written request by any of the Investors to the Company (the date of such request, the “Demand Date”), the Company shall prepare and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities (the date of such filing, the “Filing Date”). In the event that Form S-3 is unavailable to the Company for such a registration, the Company shall use such other form as is available to the Company for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(c). The Registration Statement prepared pursuant hereto shall register for resale that number of shares of Common Stock equal to the number of Registrable Securities as of the trading day immediately preceding the date the Registration Statement is initially filed with the SEC and shall contain the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Annex I (except if otherwise required pursuant to written comments received from the SEC upon a review of the Registration Statement). The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. (New York time) on the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(b) Legal Counsel. Subject to Section 5 hereof, the holders of at least a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Latham & Watkins LLP or such other counsel as thereafter designated by the holders of at least a majority of the Registrable Securities. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s and the Investors’ respective obligations under this Agreement.

(c) Ineligibility for Form S-3. In the event that Form S-3 is not available to the Company for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(d) [Intentionally Omitted.]

(e) Piggyback Registrations.

(i) Each time that the Company proposes for any reason to register any of its Common Stock under the 1933 Act (a “Proposed Registration”), other than pursuant to a registration statement on Form S-4 or Form S-8 (or similar or successor forms), unless a registration statement has been previously filed (and not withdrawn) covering the resale of all of the Registrable Securities, the Company shall promptly give written notice (the “Piggyback Notice”) of such Proposed Registration to each of the Investors (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company’s registration statement) and shall offer the Investors the right to include any of their Registrable Securities in the Proposed Registration. No registration pursuant to this Section 2(e) shall relieve the Company of its obligations to register Registrable Securities pursuant to Section 2(a).

(ii) Each Investor shall have twenty (20) days from the date of receipt of the Piggyback Notice to deliver to the Company a written request specifying the number of Registrable Securities such Investor intends to sell and such Investor’s intended method of disposition. Any Investor shall have the right to withdraw such Investor’s request for inclusion of such Investor’s Registrable Securities in any registration statement pursuant to this Section 2(e) by giving written notice to the Company of such withdrawal. Subject to Section 2(e)(iii) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein.

(iii) If the managing underwriter or underwriters of any Proposed Registration involving Registrable Securities advises the Company that the total number of Registrable Securities that the Investors and any other Persons intend to include in the offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such underwritten offering shall include the number of Registrable Securities that such managing underwriter or underwriters advises the Company in writing can be sold without having such material adverse effect, with such number to be allocated (A) first, to the Company, (B) second, pro rata among the Investors who have requested participation in such underwritten offering and (C) third, pro rata among any other holders of Common Stock who have requested participation in such underwritten offering. The pro rata allocations for each Investor who has requested participation in such underwritten offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Investors in such underwritten offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Investor by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Investors participating in such underwritten offering. All participating Investors shall have the opportunity to share pro rata that portion of such priority allocable to any Investor(s) not so participating.

3. RELATED OBLIGATIONS.

In connection with its obligations pursuant to Section 2, the Company shall have the following obligations:

(a) The Company shall use its reasonable best efforts to respond to written comments received from the SEC upon a review of the Registration Statement as soon as practicable, but in any event within ten (10) days following the receipt thereof. The Company shall submit to the SEC, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction or condition pursuant to Rule 144 (or successor thereto) promulgated under the 1933 Act, or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period (except pursuant to Sections 3(f) and 3(q)), and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC as expeditiously as practicable on or following the date on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects; provided that the failure of any Investor or his, her or its counsel to respond to such proposed documents within five (5) Business Days after receipt thereof shall be deemed approval of same. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to Legal Counsel, without charge, copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement (redacted to eliminate material non-public information, if any, in such correspondence) The Company shall reasonably cooperate with Legal Counsel and the Investors shall instruct the Legal Counsel to reasonably cooperate with the Company, in each case in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to Legal Counsel and each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, if requested by an Investor and not otherwise available on the EDGAR system, at least one copy of such Registration Statement and any amendments or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus (redacted to eliminate material non-public information, if any, in any such exhibit or other document) and (ii) upon the effectiveness of any Registration Statement, if requested by an Investor, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request).

(e) The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction, (y) subject itself to general taxation in any jurisdiction or (z) file a general consent to service of process in any jurisdiction in which it is not currently so qualified or subject to general taxation or has not currently so consented. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel, any underwriter of such registered offering and each Investor in writing (each such notice to Legal Counsel and the Investors, a “Suspension Notice”) of the happening of any of the following events, as promptly as practicable after becoming aware of such event: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes to the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading (provided, that in no event shall such notice contain any material non-public information), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Legal Counsel, any underwriter of such registered offering and each Investor (or such other number of copies as Legal Counsel, such underwriter or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel, any underwriter of such registered offering and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail) and (ii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement (other than during an Allowable Grace Period), or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable consistent with the provisions of Section 3(f) and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) Upon the written request of any Investor in connection with such Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel, (iii) any underwriter participating in any disposition pursuant to the Registration Statement and (iv) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) all pertinent financial, corporate and other records (collectively, the “Records”) as shall be reasonably deemed necessary by each Inspector to fulfill a due diligence obligation by such Investor, and cause the Company’s chief executive officer, chief financial officer and executive vice president and secretary to be reasonably available to the Inspectors for questions regarding the Records and to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction or (b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with this Agreement and the other Transaction Documents, applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or government body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed upon the Primary Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable pursuant to the Transaction Documents, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m) If requested by an Investor and if the Company’s counsel deems such inclusion not inconsistent with the 1933 Act or the 1934 Act or other applicable law, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n) The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

(o) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(p) Within two (2) Business Days after the Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(q) At any time after the Effective Date, upon the occurrence of any event or circumstance which necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the period of suspension pursuant to the Company’s Suspension Notice shall be referred to herein as a “Grace Period”. The Company shall (i) promptly notify the Investors in writing of the existence of a Grace Period in conformity with the provisions of this Section 3(q) (provided, that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends. Notwithstanding anything to the contrary herein, no Grace Period shall exceed fifteen (15) consecutive days and during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of thirty (30) days, and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Financing Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, in each case prior to the Investor’s receipt of the Suspension Notice related to the Grace Period and for which the Investor has not yet settled.

4. OBLIGATIONS AND COVENANTS OF THE INVESTORS.

(a) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has not elected to include any of such Investor’s Registrable Securities in such Registration Statement pursuant to Section 2(e) hereof.

(b) Each Investor agrees that, upon receipt of any Suspension Notice from the Company, such Investor will discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or receipt of notice from the Company in writing that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Financing Agreement in connection with any sale of Registrable Securities under any of the circumstances described in the last sentence of Section 3(q).

(c) Each Investor acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement, and each Investor covenants and agrees that it will not make any sale of Registrable Securities under the Registration Statement without complying with the provisions of this Agreement (including but not limited to the prohibition on sales after the Effective Date beginning with delivery of a Suspension Notice to such Investor and ending at the time the Company gives such Investor written notice that such Investor may thereafter effect sales pursuant to said prospectus or an amended or supplemented prospectus forming part of a Registration Statement) and each Investor covenants and agrees that it will comply with any prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Upon receipt of a Suspension Notice, each Investor will refrain from selling any Registrable Securities pursuant to a Registration Statement until the Investor’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Investor is advised in writing by the Company that the current prospectus may be used.

(d) Upon a request by the Company, each Investor will, as soon as practicable, but in no event later than two (2) Business Days after such request, notify the Company whether such Investor continues to hold Registrable Securities.

5. EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions or other charges of any broker-dealer acting on behalf of the Investors, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement.

6. INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement (provided, that for the purpose of this Section 6, the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated or deemed to be incorporated by reference in, the Registration Statement as such term is defined in Section 1(g) under this Agreement:

(a) The Company agrees to indemnify, hold harmless and defend each Investor, the directors, officers, partners, managers, members, employees, agents and representatives of, and each Person, if any, who controls, any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (if such settlement is effected with the written consent of the party from whom indemnification is sought, which consent shall not be unreasonably withheld, conditioned or delayed) or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject insofar as such Claim (or actions or proceedings, whether commenced or threatened, in respect thereof) or Indemnified Damages arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, including any preliminary prospectus, free writing prospectus or final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC, and including all information incorporated by reference therein), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim or Indemnified Damages sought by an Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act (each, an “Indemnified Party”), to the same extent and in the same manner as is set forth in Section 6(a) with respect to the Indemnified Persons, against any Claim or Indemnified Damages to which any of them may become subject insofar as such Claim or Indemnified Damages arise out of or are based upon: (i) any Violation, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; or (ii) the use by such Investor of an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim or Indemnified Damages if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that an Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of the written threat of or notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim or Indemnified Damages, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly deliver to the indemnifying party a written notice of the written threat of or notice of the commencement of such action or proceeding. In case any such action or proceeding is brought against any Indemnified Party or Indemnified Person and such Indemnified Party or Indemnified Person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Party or Indemnified Person shall have the right to retain its own counsel with the fees and expenses of such counsel for such Indemnified Party or Indemnified Person (as applicable) to be paid by the indemnifying party if the defendants in any such action or proceeding include both the Indemnified Party or Indemnified Person, on the one hand, and the indemnifying party, on the other hand, and the Indemnified Party or Indemnified Person (as applicable) shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that the representation by such counsel of the Indemnified Person or Indemnified Party (as applicable) and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding and/or that there may be legal defenses available to it and/or any other Indemnified Party or Indemnified Person which are different from or additional to those available to the indemnifying party; provided, further, however, that the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all such Indemnified Persons or Indemnified Parties. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least 70% of the Registrable Securities included in the Registration Statement to which the Claim or Indemnified Damages relate. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or proceeding or Claim or Indemnified Damages by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or proceeding or Claim or Indemnified Damages. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as applicable) of a full release from all liability with respect to such Claim or Indemnified Damages. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action or proceeding as a result of such failure.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person who is not guilty of such fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law. Notwithstanding the foregoing, in the event that any of the provisions of Section 13.12 of the Financing Agreement and this Section 6 may be deemed to both be applicable to any of the same losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, the provisions of this Section 6 shall control and such provisions of Section 13.12 of the Financing Agreement shall be inoperative.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to, in lieu of indemnifying such Indemnified Person or Indemnified Party, as applicable, make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement; (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are shares of Registrable Securities outstanding which have not been previously (i) sold to or through a broker or dealer or underwriter in a public distribution or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof, in the case of either clause (i) or clause (ii) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale, the Company agrees to:

(a) make and keep public information available, as contemplated by Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of (a) the name and address of such transferee and (b) the securities with respect to which such registration rights are being assigned; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Financing Agreement, including but not limited to those in Section 6.4 thereof.

10. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Investors.

11. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Jamba, Inc.

6475 Christie Avenue, Suite 150

Emeryville, California 94608

Telephone:	(510) 596-0253
Facsimile:	(510) 653-0643
Attention:	Michael Fox Senior Vice President and General Counsel

with a copy (for informational purposes only) to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94403

Telephone:	(650) 833-2106
Facsimile:	(650) 687-1205
Attention:	Eric H. Wang

If to Legal Counsel:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

Telephone:	(312) 876-7651
Facsimile:	(312) 993-9767
Attention:	Bradley E. Kotler

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on such Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other individual as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the other Transaction Documents (as defined in the Financing Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

IN WITNESS WHEREOF, each Buyer and the Company has caused its signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

JAMBA, INC.

By:	/s/ Michael Fox
Name:	Michael Fox
Title:	Senior VP, General Counsel and Secretary

BUYERS:

VICTORY PARK SPECIAL SITUATIONS, L.P.

By: Victory Park Capital Advisors, LLC, its investment manager

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Principal

VICTORY PARK CREDIT OPPORTUNITIES, L.P.

By: Victory Park Capital Advisors, LLC, its investment manager

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Principal